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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                         AUGUST 2, 2005 (AUGUST 1, 2005)



                           NEBRASKA BOOK COMPANY, INC.
             (Exact name of registrant as specified in its charter)



            KANSAS                       333-48221              47-0549819
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)        Identification No.)



                             4700 SOUTH 19TH STREET
                             LINCOLN, NE 68501-0529
                    (Address of principal executive offices)



                                 (402) 421-7300
              (Registrant's telephone number, including area code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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     SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

         ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

              Effective August 1, 2005, Nebraska Book Company, Inc. amended its Amended and Restated Credit Agreement, dated as of March 4, 2004, by and among NBC Holdings Corp., NBC Acquisition Corp., Nebraska Book Company, Inc., the Several Lenders parties thereto, JPMorgan Chase Bank as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc. as Syndication Agent, and Fleet National Bank and Wells Fargo Bank N.A., as Co-Documentation Agents (as amended and in effect from time to time, the "Amended and Restated Credit Agreement"), to provide for (i) a twelve (12) month deferral of the scheduled increase in the minimum Consolidated Interest Coverage Ratio covenant, which increase was previously scheduled to take effect with respect to the fiscal quarter ending March 31, 2006, and (ii) a change in the definition of Consolidated EBITDA to exclude up to $4,000,000 in charges to be incurred under the Registrant's new senior executive restricted stock plan, which is expected to be instituted prior to September 30, 2005. Commencing with the fiscal quarter ending March 31, 2007, the minimum Consolidated Interest Coverage Ratio covenant level will increase in accordance with the table originally set forth in the Amended and Restated Credit Agreement.

              There is no material non-banking relationship between the Registrant or its affiliates and any of the other parties to the Amended and Restated Credit Agreement.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NEBRASKA BOOK COMPANY, INC.



     Date:  August 2, 2005              /s/ Alan G. Siemek
                                        ----------------------------------------
                                        Alan G. Siemek
                                        Chief Financial Officer, Senior Vice
                                        President of Finance and Administration,
                                        Treasurer and Assistant Secretary




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